UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

JETPAY CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

3939 West Drive Center Valley, PA 18034 610-797-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date: Tuesday, August 15, 2017

Time: 10 AM, Eastern Time

Location:

Offices of Dechert LLP

2929 Arch Street, 21st Floor

Philadelphia, PA 19104

To JetPay Corporation Stockholders:

We invite you to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of JetPay Corporation (“JetPay” or the "Company"). At this meeting, you and the other stockholders will be able to vote on the following proposals, together with any other business that may properly come before the meeting:

1.	Election of one director to the Board of Directors (the “Board”) for a three-year term. The Board has nominated Diane (Vogt) Faro for re-election to the Board.

2.	Ratification of the appointment of Marcum LLP as JetPay’s registered public accounting firm for fiscal year 2017.

3.	Approval and adoption of the first amendment to the JetPay Corporation Amended and Restated 2013 Stock Incentive Plan to make available an additional 1,000,000 shares of JetPay common stock for the grant of awards under the Amended and Restated 2013 Stock Incentive Plan.

You may vote on these proposals in person by attending the Annual Meeting or by proxy. The attached proxy statement provides details on voting by proxy. If you cannot attend the Annual Meeting, we urge you to complete and return promptly the enclosed proxy card in the enclosed self-addressed stamped envelope so that your shares will be represented and voted at the Annual Meeting in accordance with your instructions. Of course, if you attend the Annual Meeting, you may withdraw your proxy and vote your shares at the Annual Meeting.

Only stockholders of record at the close of business on July 7, 2017 can vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting. As of the record date, there were 15,588,984 shares of JetPay common stock outstanding.

By Order of the Board of Directors,

/s/ Peter B. Davidson
Center Valley, Pennsylvania	Peter B. Davidson
July 7, 2017	Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON AUGUST 15, 2017.

JetPay’s Proxy Statement for the 2017 Annual Meeting of Stockholders and the Annual Report

on Form 10-K for the fiscal year ended December 31, 2016 are available via the Internet at http://www.cstproxy.com/jetpaycorp/2017

ii

3939 West Drive Center Valley, PA 18034 610-797-9500

PROXY STATEMENT

INTRODUCTION

The Board of Directors (the “Board”) of JetPay Corporation (“JetPay”, the “Company” or “we”) is soliciting proxies to be used at the 2017 Annual Meeting of Stockholders of JetPay to be held on Tuesday, August 15, 2017, at 10 AM, Eastern Time, at the offices of Dechert LLP, 2929 Arch Street, 21st Floor, Philadelphia, PA 19104. JetPay will begin mailing this proxy statement and the enclosed proxy card on or about July 11, 2017 to its stockholders entitled to vote at the Annual Meeting.

The Board is soliciting your proxy to vote on the proposals at the Annual Meeting and to obtain your support for the proposals. You are invited to attend the Annual Meeting and vote your shares directly. If you do not attend, you may vote by proxy, which allows you to direct another person to vote your shares at the Annual Meeting on your behalf, using the accompanying proxy card. Even if you plan to attend the Annual Meeting, it is a good idea to complete, sign and return the proxy card in case your plans change. You can always vote in person at the Annual Meeting, even if you have already returned the proxy card, by revoking your original proxy card.

About these Proxy Materials

The Proxy Card. The proxy card permits you to vote by proxy, whether or not you attend the Annual Meeting. When you sign the proxy card, you appoint certain individuals as your representatives at the Annual Meeting (the “proxies”). The proxies will vote your shares of JetPay common stock at the Annual Meeting as you have instructed on the proxy card. If a proposal comes up for a vote that is not on the proxy, and for which the Company did not receive notice of at least 60 days before this proxy solicitation, the proxies will vote your shares as they deem appropriate.

This Proxy Statement. This proxy statement contains important information for you to consider when deciding how to vote on the proposals. Please read it carefully. It is divided into six sections following this Introduction:

JetPay will bear the cost of soliciting proxies for an affirmative vote on the proposals. JetPay will not reimburse any other person or entity for the cost of preparing its own proxy materials or soliciting proxies for any matter. JetPay’s directors, officers and employees may solicit proxies, but will receive no special compensation for any solicitation activities. Proxies may be solicited by mail, in person, by telephone, facsimile or by other means. JetPay will reimburse brokers, nominees, custodians and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of JetPay common stock.

About the Annual Meeting

When And Where. JetPay will hold the Annual Meeting on Tuesday, August 15, 2017, at 10 AM, Eastern Time, at the offices of Dechert LLP, 2929 Arch Street, 21st Floor, Philadelphia, PA 19104.

Record Date. The Board has fixed the close of business on July 7, 2017 as the record date for the Annual Meeting (the “record date”). All stockholders of record at the close of business on the record date are entitled to notice of and are entitled to vote in person or by proxy at the Annual Meeting.

Quorum Requirement. JetPay’s Amended and Restated Bylaws require that a majority of the outstanding shares of JetPay’s capital stock issued and outstanding and entitled to vote be represented at the Annual Meeting, whether in person or by proxy, to constitute a quorum to transact business at the Annual Meeting. Abstentions and broker non-votes will be counted in determining whether there is a quorum present at the Annual Meeting.

The Proposals. Stockholders will vote on the following proposals at the Annual Meeting:

•	election of one director;
•	ratification of the appointment of Marcum LLP as JetPay’s independent registered public accounting firm for fiscal year 2017; and
•	approval and adoption of the first amendment to the JetPay Corporation Amended and Restated 2013 Stock Incentive Plan (the “Plan”) to make available an additional 1,000,000 shares of JetPay common stock for the grant of awards under the Plan.

Other Matters. No stockholder proposals have been submitted for inclusion in this proxy statement or for consideration at the Annual Meeting. Neither JetPay nor its Board intend to bring any other matter before the Annual Meeting. If other matters requiring the vote of the stockholders properly come before the Annual Meeting, which were omitted from this proxy statement pursuant to Rule 14a-8 or 14a-9 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the proxies named in the enclosed proxy card will have discretionary authority to vote the proxies held by them with respect to such matters in accordance with their best judgment on such matters.

Presence of Independent Registered Public Accountants. Representatives of Marcum LLP, JetPay’s independent registered public accounting firm, will be present at the Annual Meeting. The representatives will have the opportunity to make a statement at the Annual Meeting, if they choose, and are expected to be available to respond to appropriate stockholder questions.

The Stockholders. As of the close of business on the record date, there were 15,588,984 shares of JetPay common stock issued and outstanding, excluding treasury shares. In addition, as of the record date, there were 133,333 shares of Series A Convertible Preferred Stock (“Series A Preferred Stock”) outstanding, convertible into 16,949,110 shares of common stock, and 9,000 shares of Series A-1 Convertible Preferred Stock Outstanding (“Series A-1 Preferred Stock”), convertible into 1,102,041 shares of common stock. A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose relating to the Annual Meeting, for ten days prior to the meeting during ordinary business hours at JetPay’s headquarters located at 3939 West Drive, Center Valley, Pennsylvania 18034 or at the offices of Dechert LLP located at 2929 Arch Street, Philadelphia, Pennsylvania 19104.

Voting at the Annual Meeting

You are entitled to one vote for each share of JetPay common stock that you owned of record at the close of business on the record date. In addition, the holders of JetPay’s Series A Preferred Stock and Series A-1 Preferred Stock are entitled to vote with the holders of JetPay’s common stock. Each holder of shares of the Series A Preferred Stock or Series A-1 Preferred Stock shall be entitled to the number of votes as provided for in the Certificate of Designation applicable to the Series A Preferred Stock or Series A-1 Preferred Stock, as applicable. The presence, in person or by proxy, of the holders of a majority of the shares of capital stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Abstentions are counted as “shares present” at the meeting for purposes of determining whether a quorum exists. Abstentions have the effect of a vote “against” any matter to which they are specified. Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because the brokers do not have discretionary voting authority and have not received instructions as to how to vote on those proposals (so-called “broker non-votes”) are considered “shares present” at the meeting for purposes of determining whether a quorum exists. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Broker non-votes will not affect the outcome of the vote on any matter unless the matter requires the affirmative vote of a majority of the outstanding shares and in such case will have the effect of a vote “against” that matter.

2

No Dissenters’ Rights

The proposed corporate actions on which the stockholders are being asked to vote are not corporate actions for which stockholders of a Delaware corporation have the right to dissent under the Delaware General Corporation Law.

Vote Required to Approve Proposals

With respect to Proposal 1, the nominee for director receiving the highest number of affirmative votes at the Annual Meeting shall be elected as a director. Stockholders do not have the right to cumulate their votes in the election of directors. Proposals 2 and 3 require the approval of a majority of all shares of JetPay common stock entitled to vote for such proposal that are represented at the Annual Meeting in person or by proxy. For purposes of determining approval of these proposals, an abstention will have the same legal effect of a vote “against” the proposal and broker non-votes will not affect the results of this vote.

How to Vote Your Shares

You may vote in one of three ways:

•	return your completed, signed and dated proxy card before the Annual Meeting;
•	via the Internet at http://www.cstproxy.com; or
•	cast a written ballot in person at the Annual Meeting (you will need a legal proxy from your broker if you hold your shares in street name).

Voting By Proxy. By returning a completed proxy card or voting via the Internet before the Annual Meeting, you will direct the appointed persons (known as “proxies”) to vote your shares at the Annual Meeting in accordance with your instructions. Gregory M. Krzemien and Peter B. Davidson will serve as proxies for the Annual Meeting. If you complete the entire proxy card except for the voting instructions, the proxies will vote your shares (i) for the election of the nominated director, (ii) for the ratification of the appointment of Marcum LLP as JetPay’s independent registered public accounting firm for fiscal year 2017, and (iii) for the approval and adoption of the first amendment to the Plan to make an additional 1,000,000 shares of JetPay common stock available for the grant of awards under the Plan. If the nominee for election to the Board is unable to serve, which is not anticipated, then the designated proxies will vote your shares for a substitute nominee chosen by the Board. If any other matters properly come before the Annual Meeting, then the designated proxies will vote your shares in their discretion on such matters.

How To Revoke Your Proxy. You may revoke your proxy at any time before it is exercised at the Annual Meeting by any of the following means:

•	notifying JetPay’s Secretary in writing (notice to be sent to JetPay’s executive offices, the address for which is located on the first page of this proxy statement);
•	submitting another proxy card with a later date; or
•	attending the Annual Meeting and voting by written ballot (mere attendance at the Annual Meeting will not by itself revoke your proxy).

Only the record owner of your shares can vote your shares or revoke a proxy the record owner has given. If your shares are held in street name, you will not be able to revoke the proxy given by the street name holder.

3

THE PROPOSALS

Proposal 1. Election of Director
Election of one director to the Board for a three-year term and until her successor is duly elected and qualified, subject to her earlier death, resignation or removal. Nominee Diane (Vogt) Faro

The director nominee currently serves on the Board and was nominated for re-election by the Board’s nominating committee (the “Nominating Committee”), which nomination was approved by the Board. The nominee has agreed to be nominated to stand for election at the 2017 Annual Meeting.

Pursuant to our Amended and Restated Certificate of Incorporation, the number of directors shall be set from time to time by the Board. The number of directors is currently set at eight and there are two vacancies left by Frederick S. Hammer’s resignation in August 2016 and Robert B. Palmer’s death in May 2017. Our Board, other than the directors appointed by the holders of our shares of Series A Preferred Stock (the “Series A Directors”), is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the second class of directors, consisting only of Ms. Diane (Vogt) Faro, will expire at the Annual Meeting. The term of office of the third class of directors, consisting of Messrs. Jonathan M. Lubert and Bipin C. Shah, will expire at the 2018 annual meeting of stockholders. The term of office of the first class of directors, which as a result of Mr. Hammer’s resignation currently has no directors, would expire at the 2019 annual meeting of stockholders. Under the Certificate of Designation for our Series A Preferred Stock, as amended, the term of office for each of our Series A Directors – Messrs. Donald J. Edwards, Steven M. Michienzi and Laurence L. Stone – until the applicable Series A Director is removed by the holders of the Series A Preferred Stock or until his earlier death, resignation, retirement or disqualification.

Biographical information for each nominee and the current directors not currently standing for re-election appears below.

Diane (Vogt) Faro has been on the Board since April 1, 2014, has been the Chief Executive Officer since May 5, 2016 and is 65 years of age. Since December 2011 until May 5, 2016, Ms. Faro was President of National Benefit Programs, LLC, a provider of brand loyalty and discount programs to small to mid-size businesses. Prior to joining National Benefit Programs, from 2009 to December 2011, Ms. Faro was a consultant for the electronic payments industry focused on assisting companies in growing revenues. From 2005 to 2009, Ms. Faro was President of Global Merchant Services at First Data Corporation, a payment processing company where she was responsible for over $1 billion in annualized revenues. Ms. Faro also served as President of First Data’s Alliance Group. Prior to these roles at First Data, Ms. Faro was Chief Executive Officer of Chase Merchant Services LLC, which processed over $170 billion in payment volume annually during her tenure. Ms. Faro has served on the Board of Directors of the Electronic Transactions Association, Merchant Link and Front Stream Payments, all of which are private companies in the payment processing industry. Ms. Faro is one of the founding members of the Women’s Networking in Electronic Transactions (W.net), which offers women in the payments industry a place to network and find mentors. Ms. Faro’s extensive experience in the payments industry provides her with the necessary skills to provide the Board and management with valuable insight into marketing and operational issues and lead our management team with respect to operational, strategic and management issues.

4

Bipin C. Shah has been the Chairman of the Board since inception and Chief Executive Officer of the Company from inception until May 5, 2016 and is 78 years of age. Since the sale of Genpass, Inc. to U.S. Bancorp in 2005, Mr. Shah has been a private investor, focusing on opportunities in the payments business. From 2000 to 2005, Mr. Shah was the Chief Executive Officer of Genpass, Inc. where he led the development of the MoneyPass, a surcharge-free ATM network, as well as a payroll debit card used by several large payroll companies. From 1992 until its sale to Paymentech in 1996, he was the Chief Executive Officer of Gensar, Inc., a company that specialized in the processing of restaurant debit and credit card transactions. During his tenure at Gensar, Inc., he led development of the “Tip Management System” along with other technology enhancements. From 1980 to 1991, Mr. Shah was employed by CoreStates Financial Corp and its predecessor, Philadelphia National Bank, ultimately serving as Vice Chairman and Chief Operating Officer. While at CoreStates, Mr. Shah oversaw the acquisitions of seven ATM and point of sale businesses and was active in the development of several products for the financial services industry’s payments infrastructure, including the Money Access Center network, the introduction of debit to the point-of-sale, cash-back, and pay-at-the-pump. From 1985 to 1992, Mr. Shah served as a director of VISA USA and VISA INTERNATIONAL and currently serves on an advisory board of FinPay, L.L.C. He has served on the Board of Trustees for Baldwin-Wallace College and the Franklin Institute. Earlier in his career, he was a Senior Vice President at the Federal Reserve Bank of Philadelphia and a Senior Vice President at American Express, as well as the President of Vertex Division of MAI. Mr. Shah holds a Bachelor of Arts in Philosophy from Baldwin-Wallace College and a Masters in Philosophy from the University of Pennsylvania. We believe that Mr. Shah’s career as an executive in the payment processing industry and as an investor generally provides him with the necessary skills to chair the Board and provide advice to our management team with respect to operational, strategic and management issues as well as general industry trends.

Donald J. Edwards has been on the Board since October 11, 2013, when he was appointed by the holders of our Series A Preferred pursuant to the Series A Purchase Agreement, and is 51 years of age. Mr. Edwards is the Managing Principal of Flexpoint Ford, LLC, a private equity investment firm focused on healthcare and financial services, which currently has $2.2 billion under management. Mr. Edwards has been with Flexpoint Ford, LLC since 2004. Previously, from 2002 to 2004, Mr. Edwards was President and CEO of Liberte Investors (now First Acceptance Corporation), which he guided through the acquisition of a leading provider of non-standard consumer automobile insurance. Mr. Edwards was a Principal of GTCR, a private equity firm with more than $6 billion under management, from 1994 to 2002, where he was the head of the firm’s healthcare investment effort. From 1988 to 1992, Mr. Edwards was an associate at Lazard Freres and Co., specializing in mergers and acquisitions. Mr. Edwards holds a B.S. degree in finance with highest honors from the University of Illinois and an M.B.A. from Harvard Business School where he was a Baker Scholar. We believe that Mr. Edwards’ experience as an executive in a private equity firm focused on the financial services industry and his knowledge of the capital markets generally provide him with the necessary skills to serve as a member of the Board and enable him to provide valuable insight to the Board regarding strategic issues, general investor trends, as well as capital raising matters.

Jonathan M. Lubert has been on the Board since February 2, 2011 and is 37 years of age. Mr. Lubert is the Founder and Chairman of JL Squared Group, a Registered Investment Advisor focused on alternative investments, founded in 2003, which currently has $335 million under management. Mr. Lubert also founded Next Generation Lending, a small real estate investment and lending company, JML Ventures LP and IL Hedge Investments LLC. Mr. Lubert’s previous experience includes a leveraged finance investment banking analyst position at Bear Stearns and a minority ownership in Spencer Capital Management, a value based, event driven fund that focused on long term risk adjusted returns. In addition, Mr. Lubert was a director of Global Affiliates, Inc. from 2004 until 2010. Mr. Lubert is currently a Managing Director of Valley Forge Casino and an advisory board member of the American Infrastructure MLP Fund. Additionally, Mr. Lubert is currently involved with the Young Friends of Children’s Hospital, the Make-A-Wish Foundation, YPO Philadelphia, and The Lubert Family Foundation. Mr. Lubert’s educational background includes a B.S. in Business Administration, which was earned with highest distinction from the University of North Carolina at Chapel Hill. We believe that Mr. Lubert’s experience as the Founder and Chairman of JL Squared Group provides him with the necessary skills to serve as a member of the Board and enable him to provide valuable insight to the Board regarding general investor trends.

5

Steven M. Michienzi has been on the Board since October 11, 2013, when he was appointed by the holders of our Series A Preferred pursuant to the Series A Securities Purchase Agreement, and is 33 years of age. Mr. Michienzi is a Principal of Flexpoint Ford, LLC, where his primary responsibilities include the evaluation and management of investments across the financial services industry. Mr. Michienzi has been with Flexpoint Ford, LLC since 2009. From June 2006 to June 2009, Mr. Michienzi worked in the investment banking division of Wachovia Securities specializing in mergers and acquisitions and capital raising advisory assignments. Mr. Michienzi serves as a director of GeoVera Investment Group, Ltd., a homeowners’ insurance company, and Corporate Finance Group, Inc., a provider of finance and accounting advisory services. He previously served as a director of Financial Pacific Holdings, LLC, an equipment leasing company. Mr. Michienzi graduated magna cum laude with a B.S. in economics from Duke University where he was elected into Phi Beta Kappa honor society. We believe that Mr. Michienzi’s experience as an investment professional at a private equity firm focused on the financial services industry and his knowledge of evaluating and managing investments generally provide him with the necessary skills to serve as a member of the Board and enable him to provide valuable insight to the Board regarding strategic issues, general investor trends, and future acquisition investments.

Laurence L. Stone has been on the Board since October 18, 2016, when he was appointed by the holders of our Series A Preferred pursuant to the amended and restated Series A Purchase Agreement, and is 52 years of age. Mr. Stone is the managing member of Sundara Investment Partners, LLC; the sole shareholder of LHLJ, Inc.; and the managing member of Main Line Trading Partners, LLC. Mr. Stone worked for Mercury Payment Systems from June 2006 until its sale to Vantiv, Inc. in 2014, including his roles as a Principal and a Director. Prior to Mercury Payment Systems, Mr. Stone founded and served as an officer of Card Payment Services and Card Payment Systems, Independent Sales Organization merchant processing companies. Mr. Stone served as Chief Executive Officer of Card Payment Systems from 1997 until Concord EFS’s acquisition of Card Payment Systems in 2000. Mr. Stone started his payment processing career at CitiCorp Card Acceptance Services in 1988. Mr. Stone serves on the boards of directors of Olivam Partners, LP and Clutch Holdings, Inc. Mr. Stone holds a B.S. degree in Economics from the Wharton School of the University of Pennsylvania in Finance. We believe that Mr. Stone’s experience as an executive in the payment processing industry provides him with the necessary skills to serve as a member of the Board and will enable him to provide valuable insight to the Board regarding operational, sales and management issues.

The Board recommends that you vote FOR the election of Diane (Vogt) Faro to JetPay’s Board.

6

Proposal 2. Ratification of Independent Registered Public Accounting Firm
Ratification of the Audit Committee’s appointment of Marcum LLP as JetPay’s independent registered public accounting firm for fiscal year 2017.

The audit committee of the Board (the “Audit Committee”) selects the independent registered public accounting firm to audit JetPay’s books of account and other corporate records. The Audit Committee’s selection of Marcum LLP to audit JetPay’s books of account and other corporate records for 2017 is being submitted to you for ratification. Stockholders are not required to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm. However, the ratification of Marcum LLP is being submitted as a matter of good corporate practice. If stockholders do not ratify the appointment of Marcum LLP, the adverse vote will be considered a directive to the Audit Committee to select other auditors for the next fiscal year.

The Board recommends that you vote FOR the ratification of the appointment of Marcum LLP as JetPay’s independent registered public accounting firm for fiscal year 2017.

7

Proposal 3. Approval and adoption of the first amendment to the JetPay Corporation Amended and Restated 2013 Stock Incentive Plan

Approval and adoption of the first amendment to the JetPay Corporation Amended and Restated 2013 Stock Incentive Plan to make an additional 1,000,000 shares of JetPay common stock available for the grant of awards under the Amended and Restated 2013 Stock Incentive Plan.

Our Board is submitting for stockholder approval the first amendment to the Plan to authorize the issuance of an additional 1,000,000 shares of common stock under the Plan. The Plan was approved by the Company’s stockholders and became effective on July 31, 2013, and was previously amended by the Board on December 12, 2013 and amended and restated on June 28, 2016.

On July 5, 2017, the Board approved, subject to stockholder approval, the first amendment to the Plan. At the Annual Meeting, the stockholders will consider the approval of the first amendment to the Plan. The increase in the number of shares of common stock available for the grant of awards under the Plan is being requested to assure that the Company has a sufficient number of shares available to compensate, reward and provide incentives to current employees, and also to recruit new employees. As of the date of this Proxy Statement, the Company has authorized the issuance of 3,000,000 shares of common stock under the Plan and only has 369,512 shares of common stock available for future grants, excluding any shares which have become available for the grant of awards under the Plan as a result of cancellations or forfeitures. Our Board believes that the approval of the first amendment to the Plan is in the best interests of our Company and stockholders, because the availability of an adequate number of shares available for the grant of awards under the Plan is an important factor in attracting, motivating and retaining qualified individuals essential to our success.

The only amendment to the Plan made by the first amendment is to increase the available shares. All other terms and conditions of the Plan remain as currently in effect. The principal features of the Plan are summarized below. The summary is qualified by reference to the complete text of the Plan (which is attached as Appendix A to the Company’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on July 1, 2016), as amended by the first amendment, which is attached as Appendix A.

Introduction

The Board believes that a stock incentive plan enhances the ability of the Company to attract and retain employees, officers, directors and certain other individuals providing services to the Company (collectively referred to as “employees” or “participants”), and to motivate them to exercise their best efforts on behalf of the Company or any subsidiary or parent of the Company (a “Related Corporation”).

A copy of the Plan is attached as Appendix A to the Company’s Proxy Statement filed with the SEC on July 1, 2016, as amended by the first amendment attached as Appendix A to this Proxy Statement. The following description of the Plan, as amended by the first amendment, is intended only as a summary of its principal features and is qualified in its entirety by references to the full text of the Plan.

Background on Stock Compensation. The use of stock incentives is viewed by the Board as a vital component of the Company's future overall compensation philosophy, which is premised on the principle that any long-term pay-for-performance compensation should be closely aligned with stockholders' interests. The Plan gives the Company the ability to grant stock options, restricted stock, restricted stock units, stock appreciation rights (“SARs”), and performance awards (collectively “stock incentives”). These stock incentives align employees' interests directly with those of other stockholders, because (with the exception of grants of restricted stock and restricted stock units) an increase in stock price after the date of the award is necessary for eligible employees to realize any value, thus rewarding employees only upon improved stock price performance. We also believe that stock incentives are very effective in enabling us to attract and retain the talent critical for a growth-focused company. The Company's general compensation philosophy is that total cash compensation should vary with the Company's performance in achieving financial and non-financial objectives, and that any long-term incentive compensation should be closely aligned with stockholder interests.

8

Without stock incentives, the Company would be forced to consider cash replacement alternatives in order to provide a total compensation package that would be able to attract, retain and motivate the employee talent necessary for the Company’s continued success. These cash replacement alternatives would reduce the cash available for investment in the growth of our business. We use stock incentives as our primary means of providing equity compensation to employees. Although the Plan does provide the flexibility to use additional forms of equity compensation, we use nonqualified stock options and various forms of restricted stock as the primary forms of equity compensation under the Plan. We strongly believe that our equity compensation program is integral to our future growth. Therefore, we consider approval of the amendment to the Plan vital to the future success of the Company.

Purpose of the Plan, as Amended by the First Amendment. The Plan allows the Company, under the direction of the compensation committee of the Board (the “Compensation Committee”), to make grants of stock options, SARs, restricted stock, restricted stock units, and performance-based stock awards (any of which may or may not require the satisfaction of performance objectives) to employees of the Company and our affiliates who, in the opinion of the Compensation Committee, are in a position to make a significant contribution to the success of the Company or our affiliates. The purpose of these awards is to attract and retain key employees, further align employee and stockholder interests, and to closely link compensation with Company performance. The Plan provides an essential component of the total compensation package available to employees, reflecting the importance that the Company places on aligning the interests of key employees with those of our stockholders.

Number of Shares. The maximum number of shares of common stock available for grant of awards under the Plan, as amended by the first amendment, shall be 4,000,000 shares of common stock. The forgoing limit is subject to adjustment to reflect stock dividends, stock splits, share combinations, and similar changes in the capitalization of the Company. The shares issued under the Plan may be authorized but unissued shares or reacquired shares, and the Company may repurchase shares required for this purpose, from time to time, if it deems such repurchase to be advisable.

Award Types. Under the Plan the following type of awards may be granted:

•	Non-qualified and incentive stock options (generally, ten-year term maximum);
•	SARs;
•	Restricted Stock;
•	Restricted Stock Units; and
•	Performance awards.

Administration. The Plan is administered by the Compensation Committee, which consists of not fewer than two directors of the Company’s Board who are designated by the entire Board. Under the Plan, the Compensation Committee has the authority to, among other things, (i) select participants to be granted stock incentives and (ii) set the date of grant and other terms of the stock incentives.

Eligibility. Directors and employees of the Company or a Related Corporation and natural persons that have provided bona fide services to the Company or a Related Corporation are eligible to receive awards under the Plan. As of the date of this proxy statement, there are approximately 230 employees and four non-employee directors of the Company and Related Corporations eligible to receive awards under the Plan.

Option Awards - Vesting, and Exercise of Stock Options. The Compensation Committee determines the time at which an option will vest and become exercisable. The exercise price of a stock option granted under the Plan shall not be less than fair market value (or, in certain cases, 110 percent of fair market value) of the common stock on the date of grant. For as long as the common stock is quoted on the NASDAQ Capital Market, the fair market value is the average of the closing bid and ask prices for a share on the day the award is granted. No option shall be exercisable later than ten (or, in certain cases, five) years after the date of grant. The exercise price of an option may be payable in cash, or, at the discretion of the Compensation Committee, with previously acquired non-forfeitable, unrestricted shares of common stock that have been held by the participant for at least six months and have an aggregate fair market value at the time of exercise equal to the total exercise price, or a combination of such shares and cash. Certain participants may also direct the Company to withhold shares of common stock otherwise to be delivered upon the exercise of an option to pay the exercise price and/or withholding taxes due on such options.

Stock Appreciation Rights. The Compensation Committee will determine the time at which a stock appreciation right will vest and become exercisable, provided that, in most cases, a stock appreciation right will not vest prior to the one-year anniversary of the date of grant. Generally, the grant price of a stock appreciation right shall not be less than 100 percent of the fair market value of the common stock on the date of grant and no stock appreciation right will be exercisable after the ten-year anniversary of the date of the grant.

9

Restricted Stock. The Compensation Committee will determine the terms, conditions, and restrictions on restricted stock, including, without limitation, terms relating to vesting, purchase price, if any, and matching shares. Subject to the terms and conditions of the award agreement, a participant holding restricted stock will have the right to receive dividends on the shares of restricted stock, to vote the restricted stock and enjoy all other shareholder rights with respect to such shares only after the restricted period has lapsed.

Performance-Based Stock Awards. Each award agreement for a performance award will set forth, among other things (i) the amount a participant may earn in the form of cash or shares of common stock, (ii) the performance criteria and level of achievement versus such criteria that will determine the amount payable or number of shares of common stock to be granted, issued, retained and/or vested, (iii) the performance period over which performance is to be measured, (iv) the timing of any payments to be made, and (v) restrictions on the transferability of the award. The performance measure(s) to be used for purposes of performance awards may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit of the Company in which the participant is employed.

Award Agreement; Restriction on Transferability. All awards will be evidenced by a written agreement which will contain provisions that are consistent with the Plan and such other provisions as the Compensation Committee deems appropriate. No award granted under the Amended and Restated Plan may be assigned or transferred, except by will or the laws of descent and distribution.

Amendments to Awards and the Amended and Restated Plan; Discontinuance of the Amended and Restated Plan. Subject to the provisions of the Plan, the Compensation Committee may not amend an award once granted without the participant's consent. The Board may terminate, amend, or suspend the Plan, provided that no action may be taken by the Board without shareholder approval to: (i) increase the number of shares that may be issued under the Plan; or (ii) change the designation or class of persons eligible to receive awards; (iii) reprice or repurchase any option or SAR; or (iv) make any other change requiring approval to comply with applicable law.

Adjustments. In the event of a stock dividend, recapitalization, stock split, subdivision or consolidation of the Company's common stock, or any similar event affecting the Company's common stock, the Compensation Committee shall adjust the number and kind of shares available for grant under the Plan and the exercise price or settlement price of awards that have been granted.

Withholding Taxes. All applicable withholding taxes will be deducted from any payment made under the Plan. Payment of withholding taxes may be made by withholding shares of common stock from any payment of common stock due or by the delivery of previously acquired shares of common stock, in either case having an aggregate fair market value equal to the amount of the required withholding taxes. No payment will be made and no shares of common stock will be issued pursuant to any award made under the Plan until the applicable tax withholding obligations have been satisfied. Certain participants may also direct the Company to withhold shares of common stock otherwise to be delivered upon the exercise of an option to pay the exercise price and/or withholding taxes due on such options.

Eligibility Under Section 162(m). The Compensation Committee will establish the criteria under which a performance award made pursuant to the Amended and Restated Plan shall satisfy Section 162(m) of the Code. To the extent that awards are intended to qualify as "performance-based compensation" under Section 162(m), the performance criteria will be established in writing by the Compensation Committee based on one or more, or any combination, of the following performance goals:

10

•      Earnings or earnings per share (whether on a pre-tax, after-tax, operational or other basis)

•      Return on equity

•      Return on assets

•      Revenues

•      Expenses or expense levels

•      Capital expenditures

•      Economic value added mergers, acquisitions, public offerings, or similar extraordinary business transactions

•      One or more operating ratios

•      Stock price

•      Stockholder return

•      Cash flow

•      Net borrowing, debt leverage levels, credit

quality or debt ratings

•      Net asset value per share

•      Market Share

•      New product development

The maximum amount that may be paid in cash pursuant to performance awards granted to a participant in any one fiscal year will be structured to satisfy the Section 162(m) requirements. If an award provides for a performance period longer than one fiscal year, the limit will be multiplied by the number of full fiscal years in the performance period. The Compensation Committee may reduce, but not increase, the amount payable and the number of shares to be granted, issued, retained or vested pursuant to a performance award.

U.S. Tax Consequences. Stock option grants under the Plan may be intended to qualify as incentive stock options under Section 422 of the Code or may be nonqualified stock options governed by Section 83 of the Code. Generally, no federal income tax is payable by a participant upon the grant of a stock option and no deduction is taken by the Company. Under current tax laws, if a participant exercises a nonqualified stock option, he or she will have taxable income equal to the difference between the market price of the common stock on the exercise date and the stock option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an incentive stock option (except that alternative minimum tax may apply), and the Company will receive no deduction when an incentive stock option is exercised. The tax treatment for a participant of a disposition of shares acquired through the exercise of an option depends on how long the shares were held and on whether the shares were acquired by exercising an incentive stock option or a nonqualified stock option. The Company may be entitled to a deduction, and a participant may have taxable income, in the case of a disposition of shares acquired under an incentive stock option before the applicable holding periods have been satisfied.

Restricted stock and restricted stock units are governed by Section 83 of the Code. Generally, no taxes are due when the award is initially made, but the award becomes taxable when it is no longer subject to a "substantial risk of forfeiture" (i.e., becomes vested or transferable). Income tax is paid on the value of the stock received at ordinary income rates when any restrictions have lapsed, and then at capital gain rates when the shares are sold.

Awards granted under the Plan may qualify as "performance-based compensation" under Section 162(m) of the Code in order to preserve federal income tax deductions by the Company with respect to annual compensation that is in excess of $1 million and paid to the Chief Executive Officer or one of the Company's four most highly compensated executive officers. To so qualify, options and other awards must be granted under the Plan by a committee consisting solely of two or more "outside directors" (as defined under Section 162(m) regulations). In addition, for awards other than options to qualify, the grant or vesting of the award must be contingent upon satisfying one or more of the performance criteria, as established by the Compensation Committee consisting solely of two or more "outside directors" pursuant to the requirements of Section 162(m) of the Code and the related regulations.

The forgoing does not purport to be a complete summary of the effect of federal income taxation upon holders of awards or upon the Company. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a participant may reside.

The Board recommends that you vote FOR the approval and adoption of the first amendment to the JetPay Corporation Amended and Restated 2013 Stock Incentive Plan to make available an additional 1,000,000 shares of JetPay common stock for the grant of awards under the Amended and Restated 2013 Stock Incentive Plan.

11

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

About Prior Audits

The reports of Marcum LLP on JetPay’s consolidated financial statements for the fiscal years ended December 31, 2016 and 2015 did not contain any adverse opinion or disclaimer of opinion or modification or qualification as to uncertainty, audit scope or accounting principles. In connection with its audits, there have been no disagreements between JetPay and Marcum LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Marcum LLP, would have caused them to refer to any such disagreements in its report on JetPay’s consolidated financial statements for such period.

Audit Fees and Related Matters

Audit Fees

The Company was billed $294,000 by Marcum for the audit of JetPay’s annual financial statements for the year ended December 31, 2016 and for the review of the financial statements included in JetPay’s Quarterly Reports on Form 10-Q filed for each of the first three calendar quarters of 2016.

The Company was billed $244,000 by Marcum for the audit of JetPay’s annual financial statements for the year ended December 31, 2015 and for the review of the financial statements included in JetPay’s Quarterly Reports on Form 10-Q filed for each of the first three calendar quarters of 2015.

Audit-Related Fees

During the years ended December 31, 2016 and 2015, we did not incur any audit-related fees.

Tax Fees

During the years ended December 31, 2016 and 2015, there were no fees billed for income tax preparation services by our independent registered public accounting firm.

All Other Fees

During the years ended December 31, 2016 and 2015, there were no fees billed for other matters by our independent registered public accounting firm.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with such pre-approval. The Audit Committee approved all of the Company’s Audit Related Fees, Tax Fees and All Other Fees incurred by the Company in 2016 and 2015.

12

Presence of Independent Registered Public Accounting Firm

Representatives of Marcum LLP will be at the Annual Meeting and will have the opportunity to make a statement at the Annual Meeting, if they desire. Representatives of Marcum LLP are expected to be available to respond to appropriate stockholder questions.

ABOUT THE BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

About the Board and its Committees

JetPay’s Board is currently comprised of directors: Donald J. Edwards, Diane (Vogt) Faro, Jonathan M. Lubert, Steven M. Michienzi, Bipin C. Shah and Laurence L. Stone. The Chairman of the Board is Mr. Bipin C. Shah. The Board has two vacancies left by the resignation of Frederick S. Hammer in August 2016 and the death of Robert B. Palmer in May 2017.

The Board has determined that Messrs. Edwards, Lubert, Michienzi and Stone are independent under the rules and regulations of The NASDAQ Stock Market (the “Independent Directors”).

In addition to the Audit Committee, the Board has a Nominating Committee and a Compensation Committee. Each of the committees of the Board are governed by a charter and such charters, are posted on the Company’s website at www.jetpay.com.

Board Leadership Structure and Role in Risk Oversight

Ms. Faro serves as the Company’s principal executive officer. We do not currently have a lead independent director. The Board has determined that this leadership structure is appropriate as the Board believes that its other structural features, including four independent, non-employee directors on a board currently consisting of six directors and key committees consisting wholly of independent directors, provide for substantial independent oversight of the Company’s management. However, the Board recognizes that depending on future circumstances, other leadership models may become more appropriate. Accordingly, the Board will continue to periodically review its leadership structure.

Risk Oversight

Management is responsible for the day-to-day management of risks faced by our company, while the Board currently has responsibility for the oversight of risk management. In its risk oversight role, the Board seeks to ensure that the risk management processes designed and implemented by management are adequate. The Board also reviews with management our strategic objectives, which may be affected by identified risks, our plans for monitoring and controlling risk, the effectiveness of such plans, appropriate risk tolerance and our disclosure of risk. Our Audit Committee is responsible for periodically reviewing with management and our independent auditors the adequacy and effectiveness of our policies for assessing and managing risk. The other committees of the Board also monitor certain risks related to their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.

13

Meetings of the Board and its Committees During 2016

JetPay’s Board held thirteen formal meetings and took action by unanimous written consent three times during 2016. Committees of the Board held eleven formal meetings during 2016, as set forth on the following chart. All directors attended more than 95% of the aggregate of JetPay’s Board meetings and the meetings of the committees of the Board on which they served. The Company does not have a policy with respect to attendance of members of the Board at annual meetings. Six directors attended the 2016 annual meeting of stockholders.

The following chart describes the calendar year 2016 composition and the functions of the standing committees of the Board:

BOARD COMMITTEES
Committee	Members	No. of Meetings Held in 2016	Functions
Audit	January 1, 2016 to May 7, 2017: Robert B. Palmer † *** Jonathan M. Lubert Steven M. Michienzi May 7, 2017 to Current: Jonathan M. Lubert Steven M. Michienzi	6

•      Selects independent registered public accounting firm.

•      Confers with independent registered public accounting firm and internal personnel on the scope of registered public accounting firm’s examinations.

•      Reviews internal controls and procedures.

•      Reviews related party transactions.

Nominating	January 1, 2016 to May 5, 2016: Donald J. Edwards † Diane (Vogt) Faro ** Frederick S. Hammer May 5, 2016 to August 31, 2016: Donald J. Edwards † Frederick S. Hammer * Jonathan M. Lubert August 31, 2016 to May 7, 2017: Donald J. Edwards † Jonathan M. Lubert Robert B. Palmer *** May 7, 2017 to Current: Donald J. Edwards † Jonathan M. Lubert	1

•      Develops and recommends to the Board criteria for the selection of new directors to the Board.

•      Seeks candidates to fill vacancies in the Board.

•      Retains and terminates search firms to be used to identify director candidates.

•      Recommends to the Board processes for evaluating the performance of the Board.

•      Recommends to the Board nominees for election as directors at the annual meeting of stockholders.

14

Compensation	January 1, 2016 to May 5, 2016: Frederick S. Hammer† Donald J. Edwards Diane (Vogt) Faro ** Robert B. Palmer May 5, 2016 to August 31, 2016: Frederick S. Hammer† * Donald J. Edwards Steven M. Michienzi Robert B. Palmer August 31, 2016 to May 7, 2017: Donald J. Edwards† Steven M. Michienzi Robert B. Palmer*** May 7, 2017 to Current: Donald J. Edwards† Steven M. Michienzi	4

•      Annually reviews CEO compensation and performance.

•      Annually establishes goals for CEO.

•      Annually reviews CFO and Vice Chairman compensation.

•      Annually recommends to the Board compensation for CEO, CFO and Vice Chairman.

•      Reviews and determines director compensation.

•      Hires compensation consultants.

•      Recommends executive compensation to the Board.

•      Administers stock incentive plans.

† Chairman of Committee

* Frederick S. Hammer resigned from the Board effective August 31, 2016 for personal reasons.

** Diane (Vogt) Faro resigned from her positions on the Nominating Committee and the Compensation Committee effective upon her appointment to Chief Executive Officer of the Company on May 5, 2016.

***Robert B. Palmer passed away on May 7, 2017.

15

Director Compensation

The following table provides summary information concerning cash and certain other compensation paid or accrued by JetPay to or on behalf of JetPay’s Board for the year ended December 31, 2016.

DIRECTOR COMPENSATION

	Fees Earned ($)	Option Awards ($)	Total ($)

Donald J. Edwards	21,667	-	21,667
Diane (Vogt) Faro (1)	7,441	-	7,441
Frederick S. Hammer (2)	18,000	-	18,000
Jonathan M. Lubert	22,500	-	22,500
Steven M. Michienzi	22,000	-	22,000
Robert B. Palmer (3)	32,500	-	32,500
Laurence L. Stone	3,043	-	3,043

(1)	Diane (Vogt) Faro was an independent director until May 5, 2016, when she was appointed Chief Executive Officer.

(2)	Frederick S. Hammer, a director since 2011, resigned from the Board of Directors effective August 31, 2016 for personal reasons.

(3)	Robert B. Palmer was an independent director prior to his passing away on May 7, 2017.

Effective April 1, 2014, the Compensation Committee approved a plan which the Board ratified to provide cash compensation to the non-employee directors of the Company for their service. The plan includes: a $10,000 annual retainer to be paid in quarterly installments in arrears; a $1,000 fee to each non-employee director for each board meeting attended in person or by teleconference; and a $500 fee to each non-employee director for each board committee meeting attended in person or by teleconference. Additionally, an annual retainer fee of $5,000 will be paid to the Chairman of the Compensation Committee and a $10,000 annual retainer fee will be paid to the Chairman of the Audit Committee. The fees for Messrs. Edwards and Michienzi are payable to their employer, Flexpoint Ford, LLC.

Nominating Committee

We have established a Nominating Committee of the Board of Directors, which consists of Messrs. Edwards (Chair) and Lubert, each of whom is an independent director under the rules and regulations of The NASDAQ Stock Market. The Nominating Committee operates pursuant to a charter that complies with current federal and NASDAQ Stock Market rules relating to corporate governance matters. Our Nominating Committee charter has been posted on our website and can be found at www.jetpay.com.

The Nominating Committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. The Nominating Committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The Nominating Committee’s guidelines for selecting nominees generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to the Board’s deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

16

The Nominating Committee will consider a number of qualifications and factors relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The Nominating Committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time. The Nominating Committee does not have a policy with regard to consideration of candidates for election to the Board recommended by stockholders and does not distinguish among nominees recommended by stockholders and other persons. The Board believes that the governance and nominating committee charter provides adequate and proper procedures for identifying director nominees and, therefore, it is appropriate not to have such a policy. Stockholders wishing to recommend a nominee for director are to submit such nomination in writing, along with any other supporting materials the stockholder deems appropriate, to the Secretary of the Company, Peter B. Davidson, at the Company’s corporate offices at 3939 West Drive, Center Valley, Pennsylvania, 18034.

Audit Committee

We have established an Audit Committee of the Board. As required by the rules of The NASDAQ Stock Market, each of the members of our Audit Committee is able to read and understand fundamental financial statements. Prior to his death in May 2017, Mr. Robert B. Palmer was the audit committee “financial expert” and was determined to be “financially sophisticated” as defined by the rules of the SEC and The NASDAQ Stock Market, respectively. The Board has not yet formally named a replacement “financial expert,” and is currently searching for a qualified replacement for Mr. Palmer. Messrs. Michienzi and Lubert, the current members of the Audit Committee, have extensive financial experience and an understanding of financial statements, generally accepted accounting principles and financial reporting internal controls and procedures. Our Audit Committee operates pursuant to a charter which complies with current federal and NASDAQ Stock Market rules relating to corporate governance matters (the “Audit Committee Charter”). The Audit Committee Charter has been posted on our website and can be found at www.jetpay.com. The Audit Committee’s duties, which are specified in the Audit Committee Charter, include:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the full Board whether the audited financial statements should be included in our Form 10-K;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions;
•	inquiring and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

The Audit Committee consists of Messrs. Lubert and Michienzi, each of whom is an independent director under the rules and regulations of The NASDAQ Stock Market.

On May 23, 2017, we received a NASDAQ Staff Deficiency Letter indicating that, following Mr. Palmer’s passing, our audit committee no longer complies with NASDAQ’s audit committee composition requirements as set forth in Listing Rule 5605(c)(2)(A). NASDAQ has provided the Company with a cure period for regaining compliance no later than November 3, 2017. The Board is working to identify a suitable independent director replacement for Mr. Palmer on the Audit Committee in order to bring the Audit Committee into compliance with Listing Rule 5605(c)(2)(A).

17

Audit Committee Report

Management is responsible for the Company’s internal controls and the financial reporting process. Marcum LLP, JetPay’s independent registered public accounting firm, is responsible for performing an independent audit of JetPay’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and review all related party transactions. In this context, the Audit Committee has met and held discussions with management and Marcum LLP regarding the Company’s audited consolidated financial statements. Management has represented to the Audit Committee that JetPay’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and Marcum LLP. The Audit Committee discussed with Marcum LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board. Marcum LLP also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Marcum LLP that firm’s independence. Based on the Audit Committee’s discussion with management and Marcum LLP, and the Audit Committee’s review of management’s representation and Marcum LLP’s report to the Audit Committee, the Audit Committee recommended that the Board include the Company’s audited consolidated financial statements in JetPay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

The Audit Committee of the Board of Directors

Jonathan M. Lubert
Steven M. Michienzi

Compensation Committee

Our Compensation Committee is composed of two members of our Board of Directors and is currently comprised of Messrs. Edwards (Chair) and Michienzi. All of the members of our Compensation Committee are independent under the rules of The NASDAQ Stock Market, are “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Exchange Act and are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Pursuant to its charter (which is available at www.jetpay.com), the Compensation Committee is charged with performing an annual review of our executive officers’ salary, incentive opportunities and equity holdings to determine whether they provide adequate incentives and motivation to the executive officers and whether they adequately compensate the executive officers relative to officers in other comparable companies, as set forth in the Compensation Committee Charter, the Compensation Committee duties include the following:

•	Our Compensation Committee annually reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance in light of those goals and objectives, and determines the CEO’s compensation levels based on this evaluation.
•	Our Compensation Committee annually makes recommendations to our Board with respect to the compensation of the Company’s Chief Financial Officer and Vice-Chairman. In addition, our Compensation Committee has the authority to review the compensation of all of our executive officers. The CEO advises our Compensation Committee on the annual performance and appropriate levels of compensation of our executive officers (other than the CEO).
•	Our Compensation Committee has the authority to retain and terminate any compensation consultant to assist in the evaluation of director, CEO and other executive officer compensation. No compensation study was commissioned for 2016 or 2015.
•	Our Compensation Committee has the authority to form and delegate authority to subcommittees.

18

Executive Officers

The current executive officers are as follows:

Name	Age	Position
Diane (Vogt) Faro	65	Chief Executive Officer
Gregory M. Krzemien	57	Chief Financial Officer
Peter B. Davidson	63	Vice-Chairman and Corporate Secretary
Michael Collester	53	Chief Operating Officer

Biographical information for the Company’s executive officers who are not members of the Company’s Board is set forth below.

Peter B. Davidson has served as the Company’s Chief Administrative Officer and Corporate Secretary since inception and as the Company’s Vice-Chairman since January 2013, while still retaining his duties as Corporate Secretary. Mr. Davidson was formerly Chief Executive Officer of Brooks FI Solutions, LLC, an entity that provides retail banking and payment solutions that he founded in 2006. Immediately prior to founding Brooks FI Solutions, Mr. Davidson was Executive Vice President of Genpass, Inc. where, from 2002 until its acquisition and subsequent integration by U.S. Bancorp in 2005, he led its efforts to bring stored value products to market. While at Genpass, Inc., he was also involved in the development and implementation of MoneyPass, a surcharge-free ATM network. Earlier in his career, Mr. Davidson served as President of Speer & Associates, leading domestic and international consulting engagements in the retail banking and electronic funds transfer industry; Executive Vice President at HSBC USA and President of HSBC Mortgage, where he was responsible for managing its consumer businesses; and Senior Vice President at CoreStates Financial, where he managed the credit card and consumer lending businesses and developed remote banking strategies. Mr. Davidson holds a B.S. in Economics from the Wharton School of the University of Pennsylvania in Finance and Accounting, and an MBA from Widener University in Finance.

Gregory M. Krzemien has served as the Company’s Chief Financial Officer since February 7, 2013. From 1999 to October, 2012, Mr. Krzemien served as Chief Financial Officer, Treasurer and Corporate Secretary of Mace Security International, Inc., a publicly traded company that is a manufacturer of personal defense sprays, personal protection products and electronic surveillance equipment, and the operator of a UL rated wholesale security monitoring station. From 1992 to 1999, Mr. Krzemien served as Chief Financial Officer and Treasurer of Eastern Environmental Services, Inc., a publicly traded solid waste company. From 1981 to 1992, Mr. Krzemien held various positions at Ernst & Young LLP, including Senior Audit Manager from October 1988 to August 1992. Mr. Krzemien has significant experience in the areas of mergers and acquisitions, SEC reporting, strategic planning and analysis, financings, corporate governance, risk management and investor relations. Mr. Krzemien holds a B.S. Honors Degree in Accounting from the Pennsylvania State University.

Michael Collester has served as the Company’s Chief Operating Officer since August 23, 2016. In April 2004, Mr. Collester formed ACI Merchant Systems, LLC, which was acquired by JetPay in November 2014. From 2004 to present, Mr. Collester has served in executive roles at ACI, including Chief Executive Officers and President. From 1989 to 2000, Mr. Collester served as CEO/President of ACI Merchant Services, Inc., a merchant services provider dedicated exclusively to serving financial institutions which he founded which became recognized as the premier Agent/Referral Bank processing company in the United States and, in 2000, merged with Fifth Third Bank. Mr. Collester served as Senior Vice President at Fifth Third Bank from 2000 through 2003. Mr. Collester holds a B.S. degree in Quantitative Business Analysis from the Pennsylvania State University.

19

EXECUTIVE COMPENSATION

Compensation of Executive Officers for 2016 and 2015

The following table sets forth the compensation earned by our Named Executive Officers for the fiscal year ended December 31, 2016 and for the preceding fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Option Awards ($)(4)	All Other Compensation ($)(5)	Total ($)
Bipin C. Shah,
Chairman of the Board and	2016	300,000	-	4,846	304,486
Chief Executive Officer (1)	2015	300,000	-	5,250	305,250
Diane (Vogt) Faro,	2016	262,136	839,672	2,770	1,104,578
Chief Executive Officer (2)	2015	-	-	-	-
Peter B. Davidson,
Vice-Chairman and	2016	275,000	-	-	275,000
Corporate Secretary	2015	258,333	-	6,375	264,708
Gregory M. Krzemien,	2016	270,000	-	7,950	277,950
Chief Financial Officer	2015	253,333	-	7,600	260,933
Michael Collester,	2016	195,233	-	5,857	201,090
Chief Operating Officer (3)	2015	145,609	-	4,329	149,938

(1)	Bipin C. Shah resigned as Chief Executive Officer on May 5, 2016.
(2)	Diane (Vogt) Faro was appointed as Chief Executive Officer on May 5, 2016.
(3)	Michael Collester was appointed as Chief Operating Officer on August 23, 2016.
(4)

Represents the aggregate grant date fair value of stock options granted during the year indicated. The grant date fair value of stock option awards was determined using the Black-Scholes option pricing model in accordance with

Financial Accounting Standards Board ASC Topic 718 utilizing the assumptions discussed in Note 12. Stockholders’

Equity in the Company’s consolidated financial statements for the year ended December 31, 2016 included in the

Company’s Annual Report on Form 10-K as filed with the SEC.

(5)	The amounts in this column represent matching contributions received by the Named Executive Officer from participation in the Company’s defined contribution pension plan.

At the 2013 annual meeting, our stockholders elected to conduct non-binding advisory votes on the compensation of the Named Executive Officers every three years. The first non-binding advisory vote on executive compensation took place at the 2016 annual stockholders’ meeting, where our stockholders approved the compensation of our named Executive Officers. The next non-binding advisory vote on executive compensation will take place at the 2019 annual stockholders’ meeting.

20

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding equity awards held by our Named Executive Officers as of December 31, 2016.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date
Bipin C. Shah	187,500	(1)	62,500	$3.00	12/12/23
Diane (Vogt) Faro	111,439	(2)	488,561	$2.48 to $2.60	5/6/26 to 11/1/26
Peter B. Davidson	93,750	(1)	31,250	$3.00	12/12/23
Gregory M. Krzemien	200,000	(3)	-	$3.10	8/30/23
Michael Collester	-		-	-	-

(1)	Options granted on December 12, 2013 to Mr. Shah and Mr. Davidson vest equally over four years on the annual anniversary date of the grant.
(2)	Options in the amount of 250,000 granted on May 5, 2016 and 350,000 on October 31, 2016 to Ms. Faro vest daily over two years from the date of the applicable grants.
(3)	Options granted on August 30, 2013 to Mr. Krzemien vested with respect to 50,000 shares immediately on the date of grant with the remainder vesting in 18 equal monthly installments.

Potential Payments upon Termination or Change-in-Control

Except for the employment agreements with Ms. Faro and Mr. Collester, the terms of which are summarized below, we do not have employment agreements with any of our Named Executive Officers or any other contract, agreement, plan or arrangement that provides for payments to any Named Executive Officer in connection with any termination of employment, a change in control of the Company or a change in the Named Executive Officer’s responsibilities.

Diane (Vogt) Faro Employment Agreement

On May 5, 2016, the Company and Ms. Faro entered into an executive employment agreement, which commenced on May 5, 2016 (the “Commencement Date”). Pursuant to the agreement, Ms. Faro shall serve as Chief Executive Officer for an initial term of two years (the “Term”). Ms. Faro receives a base salary of $400,000 beginning on the Commencement Date and ending on the first anniversary thereof, and thereafter a base salary of $450,000 through the end of the Term. In addition to her base salary, Ms. Faro is eligible to receive an annual cash bonus of up to 50% of her base salary as of the end of the calendar year to which such bonus relates, as determined in the sole discretion of the Board. For calendar year 2016, any annual bonus payable to Ms. Faro shall be pro-rated based on the Commencement Date. In connection with Ms. Faro’s entry into her employment agreement, she was granted 250,000 options to purchase shares of the Company’s common stock, which options have an exercise price of $2.48 and vest ratably on a daily basis over the Term, pursuant to the Plan.

21

In the event that Ms. Faro is terminated by the Company other than for Cause (as defined in her employment agreement), disability or death or Ms. Faro terminates her employment for Good Reason (as defined in the employment agreement), then, in addition to the payment to Ms. Faro of any base salary earned but unpaid through the date of termination and any accrued but unused vacation time as of the date of termination (“Accrued Obligations”), the Company shall continue to pay to Ms. Faro her base salary during the Continuation Period (as defined in the employment agreement) and accelerate the vesting of those options granted to Ms. Faro in connection with the agreement that would have vested during the Continuation Period in the event that Ms. Faro’s employment had not been terminated, such that those options shall be fully vested as of the date of Ms. Faro’s termination. “Continuation Period” is defined in the agreement to mean a period of twelve months following the date of the termination of Ms. Faro’s employment. The Company’s obligations to make payments to Ms. Faro during the Continuation Period (other than with respect to the Accrued Obligations) shall be conditioned upon Ms. Faro’s compliance with certain covenants set forth in the agreement, including but not limited to the execution, delivery and non-revocation of a valid and enforceable general release of claims.

Following the termination of her employment, Ms. Faro shall have certain continuing obligations under the agreement, including but not limited to those relating to the non-disclosure of confidential information, non-competition, non-solicitation and proprietary rights.

Michael Collester Employment Agreement

On August 23, 2016, the Company and Mr. Collester entered into an amended and restated employment agreement, which commenced on August 23, 2016 (the “Commencement Date”). Mr. Collester’s employment agreement amended and restated the employment agreement, dated as of November 7, 2014, by and between JetPay Payments, PA and Mr. Collester. Pursuant to the agreement, Mr. Collester serves as Chief Operating Officer of the Company for an initial term ending December 31, 2017 (the “Employment Period”).

Mr. Collester receives a base salary of $300,000 beginning on the Commencement Date and ending on December 31, 2016, and thereafter a base salary of $325,000 through the end of the Employment Period. In addition to his base salary, Mr. Collester is eligible to receive an annual bonus as determined by the Board of Directors in its sole discretion.

If Mr. Collester is terminated by the Company without Cause (as defined in the employment agreement) or Mr. Collester terminates his employment for Good Reason (as defined in the employment agreement), then, contingent upon the effectiveness of a general release of claims, in addition to the payment of any base salary earned but unpaid through the date of termination, the Company shall continue to pay to Mr. Collester his base salary during the Severance Period. “Severance Period” is defined in the agreement to mean the period commencing on the 60th day following such separation and ending 60 days following the last day of the then-current Employment Period.

If Mr. Collester’s employment is terminated during the Employment Period due to Mr. Collester’s death or disability, the Company shall also pay to Mr. Collester (or his estate or beneficiaries, as the case may be) unreimbursed expenses; any earned but unpaid annual bonus with respect to the year prior to the year of termination; and a pro rata bonus with respect to the year of separation equal to a fraction where the numerator is the number of completed calendar months of employment in such year and the denominator is 12, payable when such bonuses are paid to other employees of the Company or its affiliates.

Following the termination of his employment, Mr. Collester shall have certain continuing obligations under the agreement, including but not limited to those relating to the non-disclosure of confidential information, non-competition, non-solicitation and proprietary rights.

22

THE PRINCIPAL STOCKHOLDERS OF JETPAY

Beneficial Ownership

The following beneficial ownership table sets forth information as of June 30, 2017 regarding ownership of shares of JetPay common stock by the following persons:

•	each person who is known to JetPay to own beneficially more than 5% of the outstanding shares of JetPay common stock;
•	each director of JetPay;
•	each Named Executive Officer; and
•	all directors and executive officers of JetPay, as a group.

Unless otherwise indicated, to JetPay’s knowledge, all persons listed on the beneficial ownership table below have sole voting and investment power with respect to their shares of JetPay common stock. Unless otherwise indicated, the address of the holder is c/o the Company, 3939 West Drive, Center Valley, Pennsylvania 18034.

Name and Address of Beneficial Owner**	Number of Shares of Common Stock Beneficially Owned	Approximate Percentage of Outstanding Common Stock Beneficially Owned (14)
5% or Greater Stockholders:
Flexpoint Fund II, L.P. (1)	12,669,407	44.8%
Sundara Investment Partners, LLC (2)	4,279,703	21.5%
Gene M. Valentino (3)	2,429,556	15.6%
WLES, L.P. (4)	1,733,334	10.9%
Michael Collester (5)	1,640,000	10.5%
Wellington Management Company, LLP (6)	1,537,239	9.9%
C. Nicholas Antich (7)	972,173	6.2%
Carol A. Antich (7)	972,173	6.2%
Bipin C. Shah Trust U/A dated July 31, 2001 (8)	733,136	4.7%

Directors and Named Executive Officers:
Donald J. Edwards (1)	12,669,407	44.8%
Laurence L. Stone (2)	5,142,859	25.9%
Michael Collester (5)	1,640,000	10.5%
Bipin C. Shah (9)	574,761	3.6%
Diane (Vogt) Faro (10)	310,021	2.0%
Peter B. Davidson (11)	261,245	1.7%
Gregory M. Krzemien (12)	200,000	1.3%
Jonathan M. Lubert (13)	156,865	*
Steven M. Michienzi	-	*
All current directors and executive officers as a group (9 persons)	20,955,158	62.9%

*	Represents less than 1%.
**	Except as otherwise indicated, the information provided in this table is based upon information provided to us by such stockholders.
(1)	The business address of Flexpoint is 676 N. Michigan Avenue, Suite 3300, Chicago, IL 60611. The general partner of Flexpoint Fund II, L.P. is Flexpoint Management II, L.P., of which the general partner is Flexpoint Ultimate Management II, LLC. The sole managing member of Flexpoint Ultimate Management II, LLC is Donald J. Edwards. Represents 12,669,407 shares subject to conversion of Series A Preferred Convertible Stock at the holder’s option.
(2)	Based solely on the information contained in an amendment to Schedule 13D filed by Laurence L. Stone on March 29, 2017. The business address of Mr. Stone and Sundara Investment Partners, LLC (“Sundara”) is 725 Eagle Farm Road, Villanova, PA 19085. Mr. Stone is the managing member of Sundara. Mr. Stone reported beneficial ownership over 4,349,416 shares, including (i) 4,279,703 shares of common stock issuable upon conversion of the Series A Preferred Convertible Stock owned by Sundara; (ii) 13,300 shares of common stock held by Mr. Stone directly; (iii) 125,000 shares of common stock owned by LHLJ, Inc.; (iv) 388,573 shares of common stock owned by Main Line Trading Partners, LLC; and (v) 339,750 shares of common stock owned by The Stone Family Trust.

23

(3)	The business address of Mr. Valentino is 316 South Baylen, Suite 590, Pensacola, FL 32502.
(4)	The business address of WLES, L.P. is 3361 Boyington Drive, Carrollton, TX 75006. The general partner of WLES, L.P. is Transaction Guy & The Triumphant Ones, LLC, a Texas limited liability company. The controlling members of the general partner are Trent R. Voigt and Sue Lynn Voigt, husband and wife and individual residents of the State of Texas. Includes 266,667 shares of common stock subject to outstanding warrants that are exercisable within 60 days of June 30, 2017.
(5)	The business address of Mr. Collester is 136 East Watson Avenue, Langhorne, PA 19047.
(6)	Based solely on the information contained in a Schedule 13G filed by Wellington Management Company, LLP on January 10, 2013 and Schedule 13D filed on January 17, 2017. The business address of the entity is 80 Congress Street, Boston, Massachusetts 02210. Includes the purchase of 386,811 shares of common stock that were issuable upon exercise of options held by certain investment advisory clients and excludes 1,102,041 shares subject to conversion of Series A-1 Preferred Convertible Stock at the holder’s option because each of the options provides that the holder thereof does not have the right to exercise the option to the extent (but only to the extent) that such exercise would result in it or any of its affiliates beneficially owning more than 9.9% of the common stock.
(7)	The business address of Mr. C. Nicholas Antich and Carol A. Antich is 3939 West Drive, Center Valley PA 18034. Includes 204,420 shares owned by Mr. C. Nicholas Antich, 204,420 shares owned by Mrs. Carol A. Antich, the wife of Mr. C. Nicholas Antich, 537,813 shares owned by Mr. C. Nicholas Antich and Carol A. Antich, as Tenants by the Entireties, and 25,520 shares owned by Brittany N. McCausland Trust u/a 2/17/99, of which Mr. and Mrs. Antich are the trustees and on whose behalf Mr. and Mrs. Antich have the right to act.
(8)	The business address of the trustee is 159 West Lancaster Avenue, Paoli, PA 19301.
(9)	Includes 187,500 shares of common stock subject to outstanding options that are exercisable within 60 days of June 30, 2017.
(10)	Includes 309,521 shares of common stock subject to outstanding options that are exercisable within 60 days of June 30, 2017.
(11)	Includes 93,750 shares of common stock subject to outstanding options that are exercisable within 60 days of June 30, 2017.
(12)	Includes 200,000 shares of common stock subject to outstanding options that are exercisable within 60 days of June 30, 2017.
(13)	Includes 10,000 shares of common stock subject to outstanding options that are exercisable within 60 days of June 30, 2017.
(14)	Percentage calculations based on 15,588,984 shares outstanding on June 30, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and persons who beneficially own more than ten percent of our common stock to file reports of ownership and changes in ownership with the SEC. These reporting persons are also required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us and written representations from certain reporting persons, there were four late Form 4 filings in fiscal year 2016, two of which related to our directors or officers (two for Diane (Vogt) Faro), one for Gene Valentino, and one of which related to one of our beneficial owners (Flexpoint Fund II, L.P.).

24

ADDITIONAL INFORMATION

Policies and Procedures Governing Related-Person Transactions

The Audit Committee reviews with both management and the independent accounting firm all related party transactions or dealings with parties related to the Company to ensure that the terms of such transactions are no less favorable to the Company than those that would be available with respect to such transactions with unaffiliated third parties.

Certain Relationships and Related Party Transactions

JetPay Payroll Services’ headquarters are located in Center Valley, Pennsylvania and consist of approximately 22,500 square feet leased from C. Nicholas Antich and Carol A. Antich. Mr. Antich is the former President of JetPay HR & Payroll Services. The rent is currently $45,163 per month. The office lease had an initial 10-year term which expired on May 31, 2016 and was extended through August 31, 2017. Rent expense under this lease was $135,000 for the three months ended March 31, 2017 and $531,500 for the year ended December 31, 2016. The Company is currently evaluating its future space needs and reviewing several alternatives, including a possible extension or amendment to the current lease.

JetPay Payments, TX retains a backup center in Sunnyvale, Texas consisting of 1,600 square feet, rented from JT Holdings, an entity controlled by Trent Voigt, the previous Chief Executive Officer of JetPay Payments, TX. The terms of the lease which expired on January 31, 2016 were commercial. Occupancy continues on a month-to-month basis. Rent expense was $12,000 for the three months ended March 31, 2017 and $47,000 for the year ended December 31, 2016. As a part of current negotiations with Mr. Voigt regarding the lease, the Company entered into an agreement to extend the lease for twelve months beginning on July 1, 2017 at a monthly rate of $6,000 plus utilities and certain other costs.

In connection with the closing of the Company’s acquisition of JetPay Payments, TX, the Company entered into a Note and Indemnity Side Agreement with JP Merger Sub, LLC, WLES and Trent Voigt (the “Note and Indemnity Side Agreement”) dated as of December 28, 2012. Pursuant to the Note and Indemnity Side Agreement, the Company issued a promissory note in the amount of $2,331,369 in favor of WLES. Interest accrued on amounts due under the note at a rate of 5% per annum, and is payable quarterly. Interest expense was $0 for the three months ended March 31, 2017 and $67,000 for the year ended December 31, 2016. In connection with the settlement of ongoing litigation with Merrick Bank Corporation in July 2016, WLES transferred the WLES Note to Merrick.

On June 7, 2013, the Company issued an unsecured promissory note to Trent Voigt, the then Chief Executive Officer of JetPay Payments, TX, in the amount of $491,693. The note matures on September 30, 2017, as extended by the WLES Settlement Agreement dated July 26, 2016, and bears interest at an annual rate of 4% with interest expense of $0 for the three months ended March 31, 2017 and $11,000 for the year ended December 31, 2016. The transaction was approved upon resolution and review by the Company’s Audit Committee of the terms of the note to ensure that such terms were no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

On May 6, 2015, the Company issued an unsecured promissory note to C. Nicholas Antich, the then President of JetPay HR & Payroll, and Carol A. Antich in the amount of $350,000 to satisfy the remaining balance of the $2.0 million deferred consideration. The promissory note bore interest at an annual rate of 4% and matures on May 6, 2017, payable in two equal installments of $175,000, with the first paid on May 6, 2016 and the second due on May 6, 2017. The promissory note was paid in full on December 31, 2016. Interest expense related to this promissory note was $9,800 for the year ended December 31, 2016. The promissory note was approved upon resolution and review by the Company’s Audit Committee of the terms of the promissory note to ensure that such terms were no less favorable to the Company than those that would be available with respect to such transactions from unaffiliated third parties.

25

On January 15, 2016, the Company issued the Promissory Notes in favor of each of Bipin C. Shah, Jonathan Lubert and Flexpoint (the “Promissory Notes”). Amounts outstanding under the Promissory Notes accrued interest at a rate of 12% per annum and carried a default interest rate upon the occurrence of certain events of default, including failure to make payment under the applicable Promissory Note or a sale of the Company. Interest expense related to the Promissory Notes was $177,000 for the year ended December 31, 2016. The maturity date of the Promissory Notes was extended to July 31, 2016 through an extension executed on April 11, 2016. On July 26, 2016, Jonathan Lubert and Flexpoint agreed to further extend their Promissory Notes to September 30, 2016 or the occurrence of an event of a default that is not properly cured or waived. Additionally, Flexpoint increased the principal amount of its expiring Promissory Note from $1,000,000 to $1,400,000, the proceeds of which increase were used to pay off the outstanding balance of the promissory note issued to Bipin C. Shah due on July 31, 2016. Finally, on September 30, 2016, Jonathan Lubert and Flexpoint agreed to further extend their Promissory Notes to October 31, 2016. The Promissory Notes in favor of Mr. Lubert and Flexpoint were paid in full on October 21, 2016.

On October 18, 2016, the Company entered into an amended and restated Series A Purchase Agreement with Flexpoint, the holder of the majority of the Company’s Series A Preferred Stock, and Sundara, a Delaware limited liability company wholly-owned by Laurence Stone. Pursuant to the amended and restated Series A Purchase Agreement, Sundara acquired 33,667 shares of Series A Preferred for $10.1 million. In connection with the Company’s entry into the amended and restated Series A Purchase Agreement, Mr. Stone was appointed as a director of the Company. Additionally, on October 18, 2016, the Company entered into a loan and security agreement among JetPay HR & Payroll Services and Payroll Tax Filing Services, Inc. (“PTFS”), as borrowers, the Company and JetPay Payment Services, FL, LLC, as guarantors, and LHLJ, Inc., an entity wholly-owned by Laurence Stone, as lender. Pursuant to the loan and security agreement, LHLJ, Inc. provided JetPay HR & Payroll Services and PTFS a term loan of $9.5 million. The loan carries an interest rate of 8% and matures on October 18, 2021. In connection with the parties’ entry into the loan and security agreement, the borrowers paid LHLJ, Inc. a non-refundable closing fee of $190,000.

Submission of Stockholder Proposals

June 1, 2018 is the deadline for stockholders to submit proposals pursuant to Rule 14a-8 of the Exchange Act for inclusion in JetPay’s Proxy Statement for JetPay’s 2018 Annual Meeting of Stockholders. If any stockholder proposal is submitted after June 1, 2018, the Proxy holders will be allowed to use their discretionary voting authority when the proposal is raised at the 2018 Annual Meeting without any discussion of the matter in the Proxy Statement for that meeting.

Our Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC, is included in the 2016 Annual Report to Shareholders which accompanies this proxy statement.

26

Stockholder Access Policy

Stockholders who wish to communicate with directors should do so by writing to the Company’s Secretary, Peter B. Davidson, at the Company’s offices at 3939 West Drive, Center Valley, Pennsylvania 18034. The Secretary of the Company reviews all such correspondence and regularly forwards to the Board a summary of all such correspondence and copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board or Board Committees or that he otherwise determines warrants the Board’s attention. Directors may at any time request copies of and review all correspondence received by the Company that is addressed to members of the Board. Concerns relating to accounting, internal controls or auditing matters will be brought to the attention of the Audit Committee.

JetPay’s Annual Report

A copy of JetPay’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, with financial statements, but excluding exhibits, accompanies this Proxy Statement, but is not to be regarded as proxy solicitation material. Upon request and with the payment of a reasonable fee, JetPay will furnish to record and beneficial holders of its common stock copies of exhibits to the Form 10-K. Direct all requests for copies of the above materials or directions to the Annual Meeting of Stockholders to Peter B. Davidson, Secretary, at the offices of JetPay set forth on page 1 of this Proxy Statement.

Householding of Proxy Materials

Certain stockholders who share the same address may receive only one copy of the Proxy Statement and JetPay’s 2016 Annual Report to Stockholders in accordance with a notice delivered from such stockholders’ bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the Proxy Statement or JetPay’s 2016 Annual Report to Stockholders, either by contacting their bank, broker or other holder of record at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (610) 797-9500 or in writing at 3939 West Drive, Center Valley, Pennsylvania 18034, Attention: Secretary. Stockholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other record holder and their account information.

By Order of the Board of Directors,

/s/ Peter B. Davidson
Peter B. Davidson
Secretary

Center Valley, Pennsylvania

July 7, 2017

27

APPENDIX A

JETPAY CORPORATION

AMENDED AND RESTATED 2013 STOCK INCENTIVE PLAN

AMENDMENT NO. 1

Pursuant to the authority reserved to it under Article XIII of the JetPay Corporation Amended and Restated 2013 Stock Incentive Plan (the “Plan”), the Board of Directors of JetPay Corporation (the “Board”) hereby amends the Plan as set forth herein, subject to stockholder approval at the Company’s Annual Meeting of Stockholders on August 15, 2017. Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.

1.	Effective August 15, 2017, Section 4.1(a) of the Plan is amended to read as follows:

“(a) Subject to adjustment as provided in Section 4.2, the maximum number of shares of Common Stock that shall be available for grant of Awards under the Plan shall be 4,000,000 shares of Common Stock.”

2.	Except as otherwise specifically set forth in this Amendment, the Plan remains unchanged and in full force and effect.

IN WITNESS WHEREOF, the Board has caused this Amendment No. 1 to the Plan to be adopted and executed as of July 5, 2017.

Adopted:

JETPAY CORPORATION

By:	/s/ Diane (Vogt) Faro
Name:	Diane (Vogt) Faro
Title:	Chief Executive Officer

89837_JetPay_PROXY-CARD

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

JETPAY CORPORATION

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on August 14, 2017.

INTERNET/MOBILE – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

The Board of Directors recommends that you vote FOR the election of Diane (Vogt) Faro to JetPay's Board and FOR proposals 2 and 3

	FOR the Nominee listed to the left	**WITHHOLD AUTHORITY** to vote (except as marked to the contrary for the nominee listed to the left)
(01) Diane (Vogt) Faro	☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

CONTROL NUMBER

Signature______________________________ **Signature**______________________________ **Date**__________, **2017.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

89837_JetPay_PROXY-CARD

▲ FOLD HERE · DO NOT SEPARATE · INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

JetPay Corporation

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS OF THE MEETING. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS, SIMPLY SIGN AND DATE THIS PROXY CARD AND RETURN IT AS DESCRIBED WITHIN THIS PROXY CARD.

(Continued, and to be marked, dated and signed, on the other side)